NEWS RELEASE	CONTACT:	Lynn Mailliard Kohler
Director, Global Corporate Communications
(415) 328-4798
lkohler@willislease.com

Willis Lease Finance Corporation Partners with CFM International on Program to Extend Operational Life of CFM56 Engines

COCONUT CREEK, FL, February 9, 2026 – Willis Lease Finance Corporation (NASDAQ: WLFC) (“WLFC” or the “Company”), the leading lessor of commercial aircraft engines and a global provider of aviation services, announces the establishment of an industry-first program developed in collaboration with CFM International, (“CFM”) with the goal of extending the operational life of CFM56-5B and CFM56-7B engines.

The program enables WLFC to keep CFM56-5B and CFM56-7B engines in service longer by restoring core components rather than fully disassembling the engine. WLFC is the first commercial aircraft engine lessor to partner with the OEM on this type of initiative for CFM56-5B and CFM56-7B engines, reflecting the Company’s commitment to extending engine lifecycles.

“This program represents a meaningful evolution in how we manage engine assets,” said Austin C. Willis, Chief Executive Officer of Willis Lease Finance Corporation. “By using this program to perform shop visits in our own shops as well as others, we expect to offer our customers a high quality product at a reasonable price.”

“With this agreement, WLFC will benefit from OEM material to service their CFM56 engines,” said Gaël Méheust, President and CEO of CFM International. “CFM56 engines have set standards for reliability and time on wing—benefits which this contract will extend well into the future for WLFC’s customers.”

WLFC has identified and inducted an initial group of engines for participation and will seek to grow it across additional assets over time.

About Willis Lease Finance Corporation

Willis Lease Finance Corporation (WLFC) leases large and regional spare commercial aircraft engines and aircraft to airlines, aircraft engine manufacturers and maintenance, repair and overhaul providers worldwide. These leasing activities are integrated with engine and aircraft trading, engine lease pools and asset management services, as well as various end-of-life solutions for engines and aviation materials provided through Willis Aeronautical Services, Inc. Additionally, through Willis Engine Repair Center®, Willis Aviation Services Limited, and Jet Centre by Willis, the company’s service offerings include Part 145 engine maintenance, aircraft line and base maintenance, aircraft disassembly, parking and storage, airport FBO and ground and cargo handling services.

Forward-Looking Statements

Except for historical information, the matters discussed in this press release contain forward-looking statements that involve risks and uncertainties. Do not unduly rely on forward-looking statements, which give only expectations about the future and are not guarantees. By their nature, forward-looking statements involve a number of inherent risks, uncertainties and assumptions and are subject to change in circumstances that are difficult to predict and many of which are outside of our control. These risks, uncertainties and assumptions could adversely affect the outcome and financial effects of the plans and events described herein. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which the forward-looking statement is based, except as required by law. Our actual results may differ materially from the results discussed, either expressly or implicitly, in forward-looking statements. Factors that might cause such a difference include, but are not limited to: the effects on the airline industry and the global economy of events such as war, terrorist activity and natural disasters; changes in oil prices, rising inflation and other disruptions to world markets; trends in the airline industry and our ability to capitalize on those trends, including growth rates of markets and other economic factors, as well as the impact of new or increased tariffs; risks associated with owning and leasing jet engines and aircraft; our ability to successfully negotiate equipment purchases, sales and leases, to collect outstanding amounts due and to control costs and expenses; changes in interest rates and availability of capital, both to us and our customers; our ability to continue to meet changing customer demands; regulatory changes affecting airline operations, aircraft maintenance, accounting standards and taxes; the market value of engines and other assets in our portfolio; and risks detailed in the Company’s Annual Report on Form 10-K and other continuing and current reports filed with the Securities and Exchange Commission. It is advisable, however, to consult any further disclosures the Company makes on related subjects in such filings. These statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

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